UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 19, 2022

PPG INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-1687	25-0730780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One PPG Place, Pittsburgh, Pennsylvania, 15272
(Address of Principal Executive Offices, and Zip Code)
(412) 434-3131
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.66 2/3	PPG	New York Stock Exchange
0.875% Notes due 2025	PPG 25	New York Stock Exchange
1.875% Notes due 2025	PPG 25A	New York Stock Exchange
1.400% Notes due 2027	PPG 27	New York Stock Exchange
2.750% Notes due 2029	PPG 29A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 19, 2022, the Board of Directors of PPG Industries, Inc. (the “Company”) elected Timothy M. Knavish as President and Chief Executive Officer and Michael H. McGarry as Executive Chairman, both effective January 1, 2023. On October 19, 2022, Mr. McGarry also informed the Board of Directors that he intends to retire as Executive Chairman and as a director of the Company, effective October 1, 2023.

The Board of Directors also elected Mr. Knavish as a director to serve in the class whose term expires at the Annual Meeting of Shareholders in 2023, effective as of October 20, 2022. Mr. Knavish was not selected as a director of the Company pursuant to any arrangement or understanding between Mr. Knavish and any other person or entity. The Board of Directors did not appoint Mr. Knavish to serve on any committees of the Board due to his position as an executive officer of the Company.

Mr. Knavish became Chief Operating Officer of the Company on March 1, 2022. He previously served as Executive Vice President from October 2019 through February 2022, Senior Vice President, Architectural Coatings and President, PPG Europe, Middle East and Africa from January 2019 through September 2019, Senior Vice President, Industrial Coatings from October 2017 through December 2018, Senior Vice President, Automotive Coatings from March 2016 through September 2017, Vice President, Protective and Marine Coatings from August 2012 through February 2016 and Vice President, Automotive Coatings, Americas from March 2010 through July 2012.

Mr. McGarry has served as Chairman and Chief Executive Officer of the Company since September 2016 and as Chief Executive Officer since September 2015.

In connection with Mr. Knavish’s appointment as President and Chief Executive Officer, effective January 1, 2023, Mr. Knavish’s annual salary will be increased to $1,200,000, and he will be eligible for a target cash bonus under the Incentive Compensation Plan of $1,740,000. On January 1, 2023, Mr. Knavish will receive a grant under the Amended and Restated Omnibus Incentive Plan comprised equally of stock options, performance-based restricted stock units and total shareholder return contingent shares with an aggregate value of $7,500,000 on the grant date. Mr. Knavish will not receive any compensation for his service as a director of the Company.

In connection with his transition to Executive Chairman, on January 1, 2023 Mr. McGarry will receive a grant of time-based restricted stock units under the Amended and Restated Omnibus Incentive with an aggregate value of $5,000,000 on the grant date. These time-based restricted stock units will vest upon Mr. McGarry’s retirement from the Company if his retirement date is on or after July 1, 2023.

A press release reporting Mr. Knavish’s election and Mr. McGarry’s election and retirement is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99	Press release of PPG Industries, Inc. dated October 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: October 19, 2022	By:	/s/ Michael H. McGarry
Michael H. McGarry
Chairman and Chief Executive Officer